UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2013

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On May 17, 2013, Michelle Gass accepted an offer to serve as the Chief Customer Officer of Kohl’s Corporation (the “Company”) effective as of June 17, 2013.  In consideration for her employment with the Company, Ms. Gass will receive, among other things, the following:

•

an annualized base salary of $927,200;

•

an initial payment of $1,000,000 intended as a signing incentive and to partially offset obligations incurred by Ms. Gass as a result of her resignation from her previous employment and relocation, including relocation expenses outside of those to be reimbursed pursuant to the Company's relocation expense policy;

•

an award of the Company’s restricted stock to be granted on July 15, 2013 with a value of $8,000,000 as of that date in recognition of the equity awards forfeited by Ms. Gass in connection with her resignation from her previous employment, which will vest in four equal installments on the first through fourth anniversaries of the date of grant; and

•

eligibility to participate in the annual incentive plan, health plans and other benefit plans and perquisites as the Company may establish for its senior executives from time to time.

The Company issued a press release concerning the appointment of Ms. Gass on May 22, 2013 which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated May 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2013

KOHL’S CORPORATION

By:

  /s/ Richard D. Schepp

Richard D. Schepp

Senior Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 22, 2013